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October 23, 2000

Radiologix, Inc.
3600 Chase Tower, 200 Ross Avenue
Dallas, Texas 75201

Ladies and Gentlemen:

    We have acted as special tax counsel for Radiologix, Inc. ("RADIOLOGIX"), a Delaware corporation, in connection with the preparation and filing of the Proxy Statement/Prospectus, that is included in the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the proposed merger (the "MERGER") of SKM-RD Acquisition Corporation ("SKM-RD ACQUISITION CORP."), a Delaware corporation, with and into Radiologix, pursuant to the Amended and Restated Agreement and Plan of Merger dated as of September 12, 2000 by and among Radiologix, SKM-RD LLC (the "PARENT"), a Delaware limited liability company, and SKM-RD Acquisition Corp., the wholly owned subsidiary of Parent (the "MERGER AGREEMENT"). In accordance with the requirements of Item 601(b)(8) of Regulation S-K, we are rendering our opinion concerning the material federal income tax consequences of the Merger. Capitalized terms used and not defined herein shall have the meaning described to them in the Merger Agreement.

    In connection with this opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in the originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement (including the exhibits and schedules thereto), the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements, representations, and agreements made by Radiologix, SKM-RD Acquisition Corp., SKM-RD LLC and others. For purposes of rendering our opinion, we have assumed that such statements, representations and covenants made by Radiologix, SKM-RD Acquisition Corp., SKM-RD LLC and others are true without regard to any qualification as to knowledge or belief.

    In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We also have assumed that the transactions related to the Merger or contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any material respect prior to the Effective Time.

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Radiologix, Inc.
October 23, 2000
Page 2

    In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury Department Regulations promulgated thereunder (the "REGULATIONS"), pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "IRS") and other such authorities as we have considered relevant. It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions herein.

    Based solely upon and subject to the foregoing, and the qualifications, assumptions and limitations set forth under the caption "THE MERGER - United States Federal Income Tax Considerations" in the Proxy Statement/Prospectus, the discussion set forth under the caption "THE MERGER - United States Federal Income Tax Considerations" in the Proxy Statement/Prospectus (the "DISCUSSION"), to the extent relating to matters of U.S. federal income tax law, is our opinion as to the material U.S. federal income tax consequences of the Merger to holders of Radiologix common stock under current law. We express no opinion as to whether the Discussion addresses all of the U.S. federal income tax consequences of the Merger. In addition, there can be no assurance that the conclusions expressed in the Discussion will be accepted by the IRS or, if challenged, by a court.

    Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Merger or of any transactions related thereto or contemplated by the Merger Agreement or Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of facts stated or assumed herein or any subsequent changes in applicable law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /s/ HAYNES AND BOONE, LLP

                                       Haynes and Boone, LLP